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                                                                    EXHIBIT 99.1

(COLLINS & AIKMAN LOGO)  COLLINS &
                         AIKMAN                                     NEWS RELEASE

FOR IMMEDIATE RELEASE
JULY, 24, 2006

    COLLINS & AIKMAN NAMES JAMES W. WYNALEK PRESIDENT -- PLASTICS OPERATIONS

SOUTHFIELD, MICH. -- Frank Macher, President and Chief Executive Officer of Collins & Aikman Corporation (CKCRQ) announced today the appointment of James W. Wynalek to President -- Plastics Operations, effective immediately. Wynalek had been serving as Executive Vice President and Chief Technology Officer for the North American automotive supplier. In his new position, Wynalek will oversee all manufacturing, purchasing, process engineering and quality issues for the Company's Plastics Operations. Wynalek replaces Dennis Profitt, who has left the Company to pursue other interests. Mary Ann Wright, Executive Vice President Commercial and Program Management will now oversee the Company's product engineering, design and development functions in addition to her previous responsibilities of marketing, sales, business development and program management.

Wynalek joined Collins & Aikman in early 2006 from Dell Computers, most recently serving as Vice President Engineering and Quality for Dell Americas Operations. In this position he was responsible for new product introduction (NPI), process engineering, and test and quality operations across all North and South American manufacturing facilities. Wynalek brings more than 28 years of manufacturing, production design, and business development experience to the Company.

"Jim's ability to understand the multifaceted pieces of the manufacturing and engineering sides of our business will provide C&A invaluable direction as we look to expedite the turnaround of our Plastics group," Macher said. "We thank Dennis for the contributions he made in laying the foundation for the Plastics group turnaround and wish him well in his future endeavors."

Prior to his experience at Dell, Wynalek held senior positions at Visteon Corporation and Ford Motor Company. Highlights of Wynalek's extensive career in the auto sector include roles as the VP/GM of two Visteon business units as well as executive positions at Ford Motor Company in product design, manufacturing and European operations. Wynalek holds a Master of Business Administration from Eastern Michigan University and a Bachelor of Science degree in Mechanical Engineering from the University of Detroit.

                                    * * * * *

Collins & Aikman is a leader in designing, engineering and manufacturing automotive interior components, primarily consisting of instrument panels and cockpit modules, door panels, flooring products and acoustic systems. Our corporate offices and engineering, research and design activities are headquartered in Southfield, Michigan. Collins & Aikman has approximately 14,000 employees in manufacturing facilities strategically located throughout the United States, Canada and Mexico. Additional information about Collins & Aikman is available on the Internet at http://www.collinsaikman.com.

Cautionary Statement Concerning Forward-Looking Information

The foregoing reflects the Company's views about the accounting investigation, its financial condition, performance and other matters that constitute "forward-looking" statements, as that term is defined by the federal securities laws. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate," "should," "continue," "predict," "preliminary" and similar words used herein. These forward-looking statements are intended to be subject to the safe harbor protection provided by the federal securities laws. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual developments and results may differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof.


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Various factors that may affect actual outcomes and performance and results include, but are not limited to, general economic conditions in the markets in which the Company operates, declines in North American, South American and European automobile and light truck builds; labor costs and strikes at the Company's major customers and at the Company's facilities; fluctuations in the production of vehicles for which we are a supplier; changes in the popularity of particular car models, particular interior trim packages or the loss of programs on particular vehicle models; dependence on significant automotive customers; the level of competition in the automotive supply industry and pricing pressure from automotive customers; risks associated with conducting business in foreign countries; and increases in the price of certain raw materials, including resins and other petroleum-based products. In addition, the following may have a material impact on actual outcomes and performance and results: the results of the pending investigation; the change in leadership at the Company, the Company's ability to maintain access to its receivables facility and other financing arrangements, the Company's ability to otherwise maintain satisfactory relations with its creditors, suppliers, customers and creditors; the Company's ability to maintain current trade credit terms and manage its cash and liquidity, the Company's high leverage and ability to service its debt; and the impact of defaults under its material agreements and debt instruments.

The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue. The Company does not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

On May 17, 2005, Collins & Aikman Corporation and 38 of its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Eastern District of Michigan. Collins & Aikman's affiliates outside the United States were not included in the Chapter 11 filing. Additional information on Collins & Aikman's Chapter 11 reorganization is available from the Company's web site, http://www.collinsaikman.com .

CONTACT:
DAVID A. YOUNGMAN
VICE PRESIDENT COMMUNICATIONS
(248) 728-4600
DAVID.YOUNGMAN@COLAIK.COM